UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 13, 2015

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Road
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2015, we and Robert Cooney, our Chief Product Officer, mutually agreed to terminate Mr. Cooney’s employment, effective May 22, 2015. In connection with the foregoing, we expect to enter into a separation agreement and general release with Mr. Cooney. He has 21 days from the date he received the agreement to consider it before signing it. If we enter into the agreement, provided that he does not revoke his acceptance of the agreement prior to the seventh day after he signs it, in exchange for a release of claims in our favor, Mr. Cooney will receive 18 weeks’ salary of approximately $77,885 in the aggregate, less applicable tax withholdings, which will be payable in substantially equal installments on a bi-weekly basis over the 18 week period, and we will pay four months of COBRA premiums if Mr. Cooney elects COBRA coverage. The foregoing payments would be in lieu of any payments to which Mr. Cooney might be entitled under his offer letter dated April 13, 2015.

The foregoing description of the separation agreement and general release is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to our Form 10-Q for the reporting period in which it becomes effective.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY: /s/ Allen Wolff

        Allen Wolff

        Chief Financial Officer

Date: May 14, 2015

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